As filed with the Securities and Exchange Commission on February 7, 2006

Registration Statement No. 333-100248

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

KYOCERA KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

KYOCERA CORPORATION

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6, Takeda, Tobadono-cho

Fushimi-ku

Kyoto, Japan 612-8501

(81-75-604-3500)

(Address of Principal Executive Offices)

KYOCERA 2002 STOCK OPTION PLAN

(Full Title of the Plan)

Kyocera International Inc.

6611 Balboa Avenue

San Diego, CA 92123

(858) 576-2600

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Kyocera Corporation (the “Registrant”) files this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on September 30, 2002 (File No. 333-100248) to deregister shares of the Registrant’s common stock relating to Stock Acquisition Rights issued under the Kyocera 2002 Stock Option Plan (the “Plan”).

A total of 38,400 shares were registered under the Registration Statement.

Of the 38,400 shares relating to Stock Acquisition Rights issued under the Plan, none was sold upon the exercise of such rights. The exercise period for the Stock Acquisition Rights issued under the Plan ended on September 30, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kyoto, Japan on February 7, 2006.

KKYOCERA CORPORATION

By:	/s/ YASUO NISHIGUCHI
Name:	Yasuo Nishiguchi
Title:	Chairman of the Board and Representative Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on February 7, 2006.

Signature	Title
* Kensuke Itoh	Executive Advisor of the Board of Directors

/s/ YASUO NISHIGUCHI Yasuo Nishiguchi	Chairman of the Board and Representative Director (Principal Executive Officer)

* Masahiro Umemura	Vice Chairman of the Board and Representative Director (Principal Financial Officer)

* Makoto Kawamura	President and Representative Director

Yuzo Yamamura	Director

Naoyuki Morita	Director

Koji Seki	Director

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* Michihisa Yamamoto	Director

* Noboru Nakamura	Director

Isao Kishimoto	Director

* Hisao Hisaki	Director

* Rodney N. Lanthorne	Director President of Kyocera International Inc. (Authorized Representative in the United States)

John S. Gilbertson	Director

/s/ SHOICHI AOKI Shoichi Aoki	Executive Officer (Principal Accounting Officer)

* By: /s/ YASUO AKASHI Yasuo Akashi

Attorney-in-Fact pursuant to Power of Attorney filed with the Registration Statement on Form S-8 (File No. 333-100248)

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